                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               NOW HOLDINGS, INC.


         NOW Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         A. The name of the Corporation is NOW Holdings, Inc. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 14, 1995, restated on January 12, 1996 and amended on July 24, 1996.

         B. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and, pursuant to such provisions, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         C. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as set forth on Exhibit A hereto.

         D. Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation pursuant to the DGCL (the "Effective Time"), each issued and outstanding share of the Corporation's Common Shares ("Old Common Shares"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be split and converted into 11 shares of the Corporation's Common Shares, as constituted following the Effective Time ("New Common Shares"). The split and conversion of the Old Common Shares into New Common Shares will be deemed to occur at the Effective Time regardless of when the certificates representing such Old Common Shares are physically surrendered to the Corporation or its transfer agent for exchange into certificates representing New Common Shares. After the Effective Time, certificates representing the Old Common Shares will, until such shares are surrendered to the Corporation or its transfer agent for exchange into New Common Shares, represent the number and class of New Common Shares into which such Old Common Shares shall have been converted hereunder.

         E. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall be effective as of 12:00 p.m. Eastern Time on August 29, 1996.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the undersigned authorized officers of the Corporation this 29th day of August, 1996.


                                        NOW HOLDINGS, INC.


                                        By: \s\ Joel V. Staff
                                           ---------------------------
                                        Name:   Joel V. Staff
                                             -------------------------
                                        Title:  Chairman of the Board,
                                                President and CEO

ATTEST:

\s\  Paul M. Nation
- -------------------




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
                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               NOW HOLDINGS, INC.


         FIRST:  The name of the Corporation is National-Oilwell, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  CAPITAL STOCK

I.       AUTHORIZED SHARES

         The total number of shares of stock that the Corporation shall have authority to issue is, 50,013,288 shares of capital stock, consisting of (i) 40,000,000 shares of common stock, par value $.01 per share ("Common Stock");
(ii) 13,288 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"; the Class A Common Stock and the Common Stock are collectively referred to as the "Common Shares"); and (iii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Parts I or II of this Article Fourth are defined in Part III of this Article Fourth.

II.      COMMON SHARES

         Except as otherwise provided in this Part II or as otherwise required by applicable law, all shares of Class A Common Stock and Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         SECTION 1.       VOTING RIGHTS.  Except as otherwise provided in this
Part II or as otherwise required by applicable law, all holders of Class A Common Stock and Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, the holders of Class A Common Stock and Common Stock shall vote together as a single class.

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         SECTION 2.       DISTRIBUTIONS.  At the time of each Distribution,
such Distribution shall be made to the holders of Class A Common Stock and Common Stock in the following priority:

                 (i) The holders of Class A Common Stock shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common Stock held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Class A Common Stock as of the time of such Distribution, and no Distribution or any portion thereof shall be made under Section 2(ii) below until the entire amount of Unreturned Original Cost of the outstanding shares of Class A Common Stock as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(i) to holders of Class A Common Stock shall constitute a return of Original Cost of Class A Common Stock.

                 (ii) After the holders of Class A Common Stock have received Distributions equal to the entire Original Cost thereof pursuant to paragraph 2(i) above, holders of Common Shares as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Shares held by each such holder as of the time of such Distribution).

                 (iii) If the Corporation is a party to a merger or consolidation in which the stockholders of the Corporation receive Merger Consideration, all of the Merger Consideration shall be deemed to be a Distribution for purposes of allocating all of such Merger Consideration between the holders of Class A Common Stock and the holders of Common Stock under this Section 2.

         SECTION 3. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one class unless the outstanding Common Shares of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Common Stock to the holders of Class A Common Stock and in Common Stock to the holders of Common Stock. In no event shall a stock split or stock dividend constitute a return of Original Cost.

         SECTION 4. CONVERSION. Immediately prior to the Public Offering Time, each share of Class A Common Stock outstanding immediately prior to the Public Offering Time shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of shares of Common Stock equal to the sum of the Unreturned Original Cost on each such share of Class A Common Stock as of the Public Offering Time divided by the Net Public Offering Price. Each certificate representing shares of Class A Common Stock shall automatically represent from and after the Public Offering Time that number of shares of Common Stock into which such shares of Class A Common Stock have been converted pursuant to the preceding sentence. When shares of Class A Common Stock have been converted pursuant to this Section 4, they shall be irrevocably canceled and not reissued. Following conversion of all of the shares of Class A Common Stock, no other shares of Class A Common Stock shall be issued, at any time, by the Corporation.

         SECTION 5. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of

Common Shares. Upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         SECTION 6. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 7. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         SECTION 8. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Article Fourth shall be effective without the prior written consent of the holders of a majority of the then outstanding Common Shares voting as a single class; provided that no amendment as to any terms or provisions of, or for the benefit of, any class of Common Shares that adversely affects the powers, preferences or special rights of such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such affected class of Common Shares, voting as a single class.

III.     DEFINITIONS

         "DISTRIBUTION" means each distribution made by the Corporation to holders of Common Shares, whether in cash, property or securities of the Corporation or any other entity and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a
Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares for other securities of the Corporation, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

         "GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended from time to time.

         "MERGER CONSIDERATION" means cash, property or securities of an entity other than the Corporation received by the stockholders of the Corporation in any merger or consolidation, valued at the fair market value thereof as determined by the board of directors of the Corporation.

         "NET PUBLIC OFFERING PRICE" means the initial public offering price per share of Common Stock set forth on the front cover page of the final prospectus included in the Registration Statement referenced in the definition of Public Offering Time and in the form first used to confirm sales of the Common Stock, after deduction for any underwriting discount or commissions, but without deduction for any expenses, incurred by the Corporation in connection with the initial public offering.

         "ORIGINAL COST" of each share of Class A Common Stock shall be equal to the amount originally paid for such share when it was issued by the Corporation (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common Stock), all such shares shall be deemed to have an Original Cost equal to $24,900 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common Stock).

         "PUBLIC OFFERING TIME" means the time the Corporation's Registration Statement on Form S-1 relating to the initial public offering of its Common Stock is declared effective under Section 8(a) of the Securities Act of 1933, as amended, by the Securities and Exchange Commission.

         "UNRETURNED ORIGINAL COST" of any share of Class A Common Stock means an amount equal to the excess, if any, of (a) the Original Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

IV.      PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

         Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                 (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                 (ii) the number of shares to constitute the class or series and the designations thereof;

                 (iii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                 (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                 (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

                 (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                 (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                 (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                 (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution.

V.       NO PREEMPTIVE RIGHTS

         No holder of shares of stock of the Corporation shall have any preemptive or other rights, except such rights as are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the board of directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

VI.      REGISTERED OWNER

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

VII.     GENERAL

         Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options;





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
provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

I.       DIRECTORS

         The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

                 (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

                 (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1997, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1998, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 1999, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1997, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article V, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

                 (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

                (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

II.      POWER TO AMEND BY-LAWS

         The by-laws may be altered or repealed and new by-laws may be adopted
(a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the board of directors, or at any special meeting of the board of directors, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such regular or special meeting.

III.     STOCKHOLDERS' ACTION -- SPECIAL MEETINGS

         After October 15, 1996, no action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and, after such date, the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by (i) the Chairman of the Board, (ii) the President or (iii) the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than ninety (90) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifth.

         SIXTH:  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND
                 INDEMNIFICATION

I.       ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Part I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Part I of this Article Sixth shall eliminate or reduce the effect of this Part I of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Part I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

II.      INDEMNIFICATION AND INSURANCE

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this
Part II of this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Part II or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the foregoing indemnification of directors and officers.

         SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a written claim from or on behalf of an indemnified party under Section 1 of this Part II is not paid in full by the Corporation within thirty days after such written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation





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
(including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this
Part II shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5. SAVINGS CLAUSE. If this Part II or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Part II that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 6. DEFINITIONS. For purposes of this Part II, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Part II with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or
(iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         EIGHTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.





                                      -14-